FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports First-Quarter 2011 Results

•	Q1 2011 revenue of $451 million vs. $347 million in Q1 2010
•	Q1 GAAP gross margin of 19.6%, Q1 Non-GAAP gross margin of 20.3%
•	Q1 GAAP EPS loss of ($0.02), Q1 Non-GAAP EPS of $0.15
•	Q1 2011 ending cash, restricted cash and equivalents balance of $671 million

SAN JOSE, Calif., May 12, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2011 first quarter ended April 3, 2011.

($ Millions except per-share data)	1st Quarter 2011	4th Quarter 2010	1st Quarter 2010
Revenue	$451.4	$937.1	$347.3
GAAP gross margin	19.6%	25.4%	20.7%
GAAP net income (loss)	($2.1)	$152.3	$12.6
GAAP net income (loss) per diluted share	($0.02)	$1.44	$0.13
Non-GAAP gross margin*	20.3%	26.6%	22.5%
Non-GAAP net income per diluted share*	$0.15	$1.36	$0.05
*A reconciliation of Non-GAAP to GAAP results is included at the end of this press release

“We met our margin and bottom line financial goals in the first quarter by adjusting our downstream channels and operating expenses,” said Tom Werner, SunPower president and CEO.  “Our revenue was lower than plan as a result of changing market conditions in Europe.  Operationally, we exceeded our manufacturing cost reduction targets for the quarter and remain on plan to achieve our efficiency adjusted panel cost per watt target of $1.08 in the fourth quarter of this year.  Execution on the Fab 3 ramp continues to surpass our internal forecasts as yields and equipment efficiency again reached record levels.

“We were also pleased to recently announce Total’s transformational investment in SunPower through a share tender offer which began on May 3, 2011,” continued Werner.  “With Total’s $1 billion credit support agreement, solar research and development investments and other resources available through its global network, we will be taking the next step in positioning our business for accelerated growth and long-term success. Our relationship with Total will improve our capital structure enabling SunPower to accelerate our power plant and commercial development businesses, and expand our manufacturing capacity with lower cash requirements.”

Other key milestones achieved by the company since the fourth quarter of 2010 include:
•	$1.2 billion U.S. Department of Energy loan guarantee conditional commitment and final county permit approval awarded for 250 megawatt (MW) California Valley Solar Ranch
•	19-MW Alamosa power plant for Xcel Energy completed – largest solar power plant in Colo.
•	11-MW rooftop contract awarded by Tucson Electric Power
•	48-MW supply agreement signed with Toshiba
•	75-MW per year Silicon Valley solar panel manufacturing facility dedicated with California Governor Brown and U.S. Energy Secretary Chu
•	Surpassed 1,600 partners in global dealer network in Q1 2011

“Revenues and inventory levels in the first quarter were impacted by the pause in business activity in Italy, as several projects awaited clarity on the new tariffs,” said Dennis Arriola, SunPower CFO.  “Italy’s new feed-in-tariff, announced earlier this month, follows the trend across Europe of favoring rooftop solar investment.  SunPower’s high efficiency systems and flexible dealer/partner network positions us effectively to respond to the uncapped rooftop market in Italy and other countries.  As a result, we are in the process of optimizing our portfolio allocation geographically and across our downstream channels for the remainder of 2011.  We expect to complete this process in the near future and plan to revise our 2011 guidance before the end of the second quarter to reflect the recent changes in Italy.”

For the second quarter of 2011, the company expects revenue to be in the range of $500 to $550 million and MW recognized to be in the 160 to 190 MW range.  For fiscal year 2011, the company expects MW recognized to be consistent with previous guidance of 825 to 920 MW.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its first quarter 2011 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “plan,” “continues to,” “next step in positioning,” “will,” “accelerate,” “expand,” “conditional commitment,” “awarded for,” “agreement,” “positions,” “in the process of,” “expect,” “trend,” “guidance” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) reaching an efficiency adjusted panel cost per watt target of $1.08 by the fourth quarter of 2011; (b) Fab 3’s continued ramp and exceeding yield and efficiency forecasts; (c) the expected completion of the Total tender offer and the expected benefits of Total’s investment in SunPower, including improving capital structure, accelerating growth and expanding manufacturing; (d)  the company’s ability to execute, close and monetize (1) the conditional loan guarantee from the DOE and the sale of the 250 MW California Valley Solar Ranch (CVSR) project, (2) its rooftop agreement with Tucson Electric Power, and (3) its supply agreement with Toshiba; (e) the company’s ability to position its systems and dealer network to respond to regulatory changes; (f) the plan to optimize the company’s portfolio allocation geographically and across downstream channels; (g) the plan to revise 2011 guidance before the end of the second quarter; and (h) revenue and MW recognized guidance for the second fiscal quarter of 2011 and MW recognized for fiscal year 2011.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) our ability to achieve the expected timing and our ability to satisfy the closing conditions, including regulatory approval, of the proposed tender offer from Total; (ii) our ability to achieve the expected benefits from the Total investment, including through the credit support and research and collaboration agreements; (iii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, for example the recent changes to the Italian feed-in tariff, and the impact of such changes on our revenues, financial results, and any potential impairments to our intangible assets, project assets, and goodwill; (iv) increasing competition in the industry and lower average selling prices; (v) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items; (vi) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vii) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes;  (viii) the company’s ability to increase or sustain its growth rate; (ix) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto, for example any future environmental litigation relating to the CVSR project; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants; (xi) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment or in response to regulatory changes; (xii) the improved availability of financing arrangements for the company’s utilities projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies and manufacturing benefits, including ramping Fab 3 according to plan; (xiv) the company’s ability to remain competitive in its product offering while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise; (xvii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services;  (xviii) the company’s ability to protect its intellectual property;(xix) company’s exposure to foreign exchange, credit and interest rate risk; (xx) possible impairment of goodwill; (xxi) possible consolidation of the joint venture AUO SunPower; and (xxii) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Report on Form 10-Q for the quarter ended April 3, 2011 and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of SunPower’s Class A and Class B common stock described in this press release is only made pursuant to the Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) filed by Total S.A. and a subsidiary of Total S.A., Total Gas & Power USA, SAS (“Purchaser”) with the U.S. Securities and Exchange Commission (“SEC”) on May 3, 2011, and the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC by SunPower on May 3, 2011. Purchaser and SunPower have mailed these documents to the stockholders of SunPower. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement contain important information relating to the tender offer and SunPower stockholders are urged to read those documents, and any amendments to those documents, carefully before making any decision with respect to the tender offer. Those materials and all other documents filed by Total S.A., Purchaser or SunPower with the SEC are available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement and related materials may be obtained for free by directing such requests to MacKenzie Partners, Inc., the Information Agent for the tender offer, at (800) 322-2885. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to SunPower Corp., 77 Rio Robles, San Jose, California 95134 or at http://investors.sunpowercorp.com/.

Segment Reporting Information

The UPP Segment refers to both our large-scale solar products and systems business including power plant project development and project sales, turn-key power plant EPC and O&M services, as well as components sales which includes large volume sales of solar panels and mounting systems to third parties. The R&C Segment refers to our solar equipment sales into the residential and small commercial market through our third-party global dealer network, as well as direct sales and EPC and O&M services installing rooftop and ground-mounted solar systems for the new homes, commercial and public sectors.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market and foreign currency derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, and the related tax effects of these adjustments.  Management does not consider these non-cash items in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2011 and 2010 consist of 52 weeks. The first quarter of fiscal 2011 ended on April 3, 2011, the fourth quarter of fiscal 2010 ended on January 2, 2011 and the first quarter of fiscal 2010 ended on April 4, 2010.

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SunPower is a registered trademarks of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)

 (Unaudited)

	Apr. 3,	Jan. 2,
	2011	2011

ASSETS

Cash and cash equivalents	$367,860	$605,420
Restricted cash and cash equivalents	261,027	256,299
Investments	42,089	38,720
Accounts receivable, net	341,400	381,200
Costs and estimated earnings in excess of billings	136,267	89,190
Inventories	487,448	313,398
Advances to suppliers	299,949	287,092
Prepaid expenses and other assets	452,767	371,228
Property, plant and equipment, net	597,001	578,620
Project assets - plants and land	72,901	46,106
Goodwill and other intangible assets, net	405,912	412,058

Total assets	$3,464,621	$3,379,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$365,404	$382,884
Accrued and other liabilities	372,306	268,836
Billings in excess of costs and estimated earnings	70,841	48,715
Bank loans	256,095	248,010
Convertible debt	598,618	591,923
Customer advances	174,319	181,529

Total liabilities	1,837,583	1,721,897

Stockholders' equity	1,627,038	1,657,434

Total liabilities and stockholders' equity	$3,464,621	$3,379,331

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 3,	Jan. 2,	Apr. 4,
	2011	2011	2010

Revenue:
Utility and power plants	$245,909	$664,158	$144,094
Residential and commercial	205,509	272,915	203,180
Total revenue	451,418	937,073	347,274

Cost of revenue:
Utility and power plants	203,011	487,148	111,428
Residential and commercial	159,885	212,211	164,103
Total cost of revenue	362,896	699,359	275,531

Gross margin	88,522	237,714	71,743

Operating expenses:
Research and development	13,646	14,095	10,407
Selling, general and administrative	76,179	88,265	64,280

Total operating expenses	89,825	102,360	74,687

Operating income (loss)	(1,303)	135,354	(2,944)

Other income (expense):
Loss on change in equity interest in unconsolidated investee	-	(270)	-
Gain (loss) on mark-to-market derivatives	(44)	6,879	(2,218)
Gain on share lending arrangement	-	24,000	-
Interest and other income (expense), net	(23,723)	(8,077)	(16,258)

Other income (expense), net	(23,767)	22,532	(18,476)

Income (loss) from continuing operations before income taxes and equity in earnings of unconsolidated investees	(25,070)	157,886	(21,420)

Benefit from (provision for) income taxes	15,816	(3,882)	30,875
Equity in earnings (loss) of unconsolidated investees	7,133	(4,128)	3,118

Income (loss) from continuing operations	(2,121)	149,876	12,573
Income from discontinued operations, net of taxes	-	2,375	-

Net income (loss)	$(2,121)	$152,251	$12,573

Net income (loss) per share of class A and class B common stock:
Net income (loss) per share – basic:
Continuing operations	$(0.02)	$1.56	$0.13
Discontinued operations	-	0.02	-
Net income (loss) per share – basic	$(0.02)	$1.58	$0.13
Net income (loss) per share – diluted:
Continuing operations	$(0.02)	$1.42	$0.13
Discontinued operations	-	0.02	-
Net income (loss) per share – diluted	$(0.02)	$1.44	$0.13

Weighted-average shares:
- Basic	96,453	96,081	95,154
- Diluted	96,453	106,431	96,472

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	THREE MONTHS ENDED
	Apr. 3,	Jan. 2,	Apr. 4,
	2011	2011	2010

Cash flows from operating activities:
Net income (loss)	$(2,121)	$152,251	$12,573
Less: Income from discontinued operations, net of taxes	-	2,375	-
Income (loss) from continuing operations	$(2,121)	$149,876	$12,573
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Stock-based compensation	13,163	16,308	10,808
Depreciation	25,697	26,512	24,715
Amortization of other intangible assets	7,064	10,438	4,759
Impairment (gain on sale) of investments	(128)	802	(1,572)
Loss (gain) on mark-to-market derivatives	44	(6,879)	2,218
Non-cash interest expense	7,325	8,441	6,390
Debt issuance costs	1,256	14,396	699
Amortization of promissory notes	1,290	2,113	-
Loss on change in equity interest in unconsolidated investee	-	270	-
Gain on share lending arrangement	-	(24,000)	-
Equity in (earnings) loss of unconsolidated investees	(7,133)	4,128	(3,118)
Deferred income taxes and other tax liabilities	(2,171)	(2,819)	(35,720)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	52,274	(128,305)	30,511
Costs and estimated earnings in excess of billings	(40,638)	17,275	(4,907)
Inventories	(163,199)	(30,324)	(51,085)
Project assets	(27,644)	135,581	(3,426)
Prepaid expenses and other assets	(14,233)	74,255	(14,692)
Advances to suppliers	(12,820)	(97,732)	3,178
Accounts payable and other accrued liabilities	(26,368)	(61,140)	26,873
Billings in excess of costs and estimated earnings	21,271	32,322	11,615
Customer advances	(7,588)	98,604	(918)
Net cash provided by (used in) operating activities of continuing operations	(174,659)	240,122	18,901
Net cash provided by operating activities of discontinued operations	-	2,376	-
Net cash provided by (used in) operating activities	(174,659)	242,498	18,901

Cash flows from investing activities:
Increase in restricted cash and cash equivalents	(4,728)	(70,229)	(19,717)
Purchases of property, plant and equipment	(44,757)	(14,529)	(43,658)
Proceeds from sale of equipment to third-party	209	-	2,875
Purchases of available-for-sale securities	-	(40,132)	-
Proceeds from sales or maturities of available-for-sale securities	300	-	1,572
Cash paid for acquisitions, net of cash acquired	-	-	(272,699)
Cash paid for investments in joint ventures and other non-public companies	(20,000)	(14,001)	(1,618)
Net cash used in investing activities of continuing operations	(68,976)	(138,891)	(333,245)
Net cash used in investing activities of discontinued operations	-	-	-
Net cash used in investing activities	(68,976)	(138,891)	(333,245)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	164,221	214,655	-
Proceeds from issuance of convertible debt, net of issuance costs	-	-	214,921
Proceeds from issuance of project loans, net of issuance costs	-	262,315	1,539
Assumption of project loans by customers	-	(275,735)	-
Proceeds from sale of claim in connection with share lending arrangement	-	24,000	-
Repayment of bank loans	(156,136)	-	-
Cash paid for bond hedge	-	-	(66,176)
Proceeds from warrant transactions	-	-	54,076
Proceeds from exercise of stock options	73	197	-
Purchases of stock for tax withholding obligations on vested restricted stock	(8,077)	(1,150)	(1,180)
Net cash provided by financing activities of continuing operations	81	224,282	203,180
Net cash provided by financing activities of discontinued operations	-	-	-
Net cash provided by financing activities	81	224,282	203,180

Effect of exchange rate changes on cash and cash equivalents	5,994	(3,681)	(5,561)
Net increase (decrease) in cash and cash equivalents	(237,560)	324,208	(116,725)
Cash and cash equivalents at beginning of period	605,420	281,212	615,879
Cash and cash equivalents at end of period	367,860	605,420	499,154
Less: Cash and cash equivalents of discontinued operations	-	-	-
Cash and cash equivalents of continuing operations, end of period	$367,860	$605,420	$499,154

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$6,159	$5,937	$31,831
Non-cash interest expense capitalized and added to the cost of qualified assets	499	3,006	535
Proceeds from issuance of bond, net of issuance costs	-	29,538	-

(In thousands, except per share data)
	THREE MONTHS ENDED			THREE MONTHS ENDED
	Apr. 3,	Jan. 2,	Apr. 4,	Apr. 3,	Jan. 2,	Apr. 4,
	2011	2011	2010	2011	2011	2010
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)
Gross margin	$88,522	$237,714	$71,743	$91,772	$249,195	$78,141
Operating income (loss)	$(1,303)	$135,354	$(2,944)	$21,248	$168,986	$13,526
Net income (loss) per share of class A and class B common stock:
- Basic	$(0.02)	$1.58	$0.13	$0.15	$1.49	$0.05
- Diluted	$(0.02)	$1.44	$0.13	$0.15	$1.36	$0.05

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market and foreign currency derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, and the related tax effects of these adjustments. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market and foreign currency derivative instruments, share lending arrangement and changes in our equity investment in joint ventures. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets, stock-based compensation and interest expense. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets and promissory notes, stock-based compensation and interest expense. Non-GAAP operating income is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market and foreign currency derivative instruments, share lending arrangement and changes in our equity investment in joint ventures, and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o  Loss on change in equity interest in unconsolidated investee. On October 20, 2010, First Philec Solar Corporation issued 0.5 million new shares of common and preferred stock to current investors. SunPower participated in the share issuance but did not receive a proportionate number of shares to maintain its previously reported equity interest. As a result of the new stock issuance by First Philec, SunPower’s percentage equity interest in First Philec decreased from 20.1% to 14.5% of First Philec’s issued and outstanding shares of common and preferred stock. SunPower recognized a non-cash loss of $0.3 million representing the excess of SunPower’s per share carrying value of its shares over the average price of the additional shares issued in October 2010. SunPower excluded the $0.3 million loss in the fourth quarter of 2010 from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash losses on changes in the company’s equity interest in unconsolidated investees.

o  Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

o  Gain on share lending arrangement. SunPower loaned 2.9 million shares of its class A common stock to Lehman Brothers International (Europe) Limited (“LBIE”) in 2007. In connection with the bankruptcy filing of LBIE on September 15, 2008 SunPower recorded a $213.4 million non-cash loss in the third quarter of 2008. In the fourth quarter of 2010, SunPower entered into an assignment agreement with Deutsche Bank AG – London Branch under which the company assigned to Deutsche Bank its claims against LBIE in connection with the share lending arrangement for cash proceeds of $24.0 million. SunPower had excluded the $213.4 million non-cash loss in the third quarter of 2008 from its non-GAAP results of operations. SunPower has also excluded the $24.0 million cash received from the sale of its claim against LBIE to Deutsche Bank. Excluding the data related to the share lending arrangement provides investors with a basis to compare the company’s performance against the performance of other companies without such non-operational transactions.

o  Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in Italian governmental incentives, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur, which totaled a loss of $4.6 million. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such transactions.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED
	Apr. 3,		Jan. 2,		Apr. 4,
	2011		2011		2010

GAAP utility and power plants gross margin	$42,898	17%	$177,010	27%	$32,666	23%
Amortization of intangible assets	102		353		689
Stock-based compensation expense	885		2,343		1,191
Non-cash interest expense	385		4,443		401
Non-GAAP utility and power plants gross margin	$44,270	18%	$184,149	28%	$34,947	24%

GAAP residential and commercial gross margin	$45,624	22%	$60,704	22%	$39,077	19%
Amortization of intangible assets	193		1,650		2,124
Stock-based compensation expense	1,036		2,362		1,491
Non-cash interest expense	649		330		502
Non-GAAP residential and commercial gross margin	$47,502	23%	$65,046	24%	$43,194	21%

GAAP total gross margin	$88,522	20%	$237,714	25%	$71,743	21%
Amortization of intangible assets	295		2,003		2,813
Stock-based compensation expense	1,921		4,705		2,682
Non-cash interest expense	1,034		4,773		903
Non-GAAP total gross margin	$91,772	20%	$249,195	27%	$78,141	23%

GAAP operating income (loss)	$(1,303)		$135,354		$(2,944)
Amortization of intangible assets	7,064		10,438		4,759
Stock-based compensation expense	13,163		16,308		10,808
Amortization of promissory notes	1,290		2,113		-
Non-cash interest expense	1,034		4,773		903
Non-GAAP operating income	$21,248		$168,986		$13,526

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED
	Apr. 3,	Jan. 2,	Apr. 4,
	2011	2011	2010

Basic:
GAAP net income (loss) per share	$(0.02)	$1.58	$0.13
Reconciling items:
Amortization of intangible assets	0.07	0.10	0.05
Stock-based compensation expense	0.14	0.16	0.11
Amortization of promissory notes	0.01	0.02	-
Non-cash interest expense	0.08	0.09	0.07
Mark-to-market derivatives	0.00	(0.07)	0.02
Loss on foreign currency derivatives	0.05	-	-
Loss on change in equity interest in unconsolidated investee	-	-	-
Gain on share lending arrangement	-	(0.23)	-
Tax effect	(0.18)	(0.16)	(0.33)

Non-GAAP net income per share	$0.15	$1.49	$0.05

Diluted:
GAAP net income (loss) per share	$(0.02)	$1.44	$0.13
Reconciling items:
Amortization of intangible assets	0.07	0.10	0.05
Stock-based compensation expense	0.14	0.16	0.11
Amortization of promissory notes	0.01	0.02	-
Non-cash interest expense	0.08	0.08	0.07
Mark-to-market derivatives	0.00	(0.06)	0.02
Loss on foreign currency derivatives	0.05	-	-
Loss on change in equity interest in unconsolidated investee	-	-	-
Gain on share lending arrangement	-	(0.23)	-
Tax effect	(0.18)	(0.15)	(0.33)

Non-GAAP net income per share	$0.15	$1.36	$0.05

Weighted-average shares:

GAAP net income per share:
- Basic	96,453	96,081	95,154
- Diluted	96,453	106,431	96,472

Non-GAAP net income per share:
- Basic	96,453	96,081	95,154
- Diluted	98,583	106,431	96,472

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	April 3, 2011
	Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes
	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$102	$193	$-	$6,769	$-	$-
Stock-based compensation expense	885	1,036	1,769	9,473	-	-
Amortization of promissory notes	-	-	-	1,290	-	-
Non-cash interest expense	385	649	-	-	6,291	-
Mark-to-market derivatives	-	-	-	-	44	-
Loss on foreign currency derivatives	-	-	-	-	4,672	-
Tax effect	-	-	-	-	-	(17,035)
	$1,372	$1,878	$1,769	$17,532	$11,007	$(17,035)

	January 2, 2011
	Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes
	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$353	$1,650	$-	$8,435	$-	$-
Stock-based compensation expense	2,343	2,362	1,733	9,870	-	-
Amortization of promissory notes	-	-	-	2,113	-	-
Non-cash interest expense	4,443	330	-	-	3,668	-
Mark-to-market derivatives	-	-	-	-	(6,879)	-
Loss on change in equity interest in unconsolidated investee	-	-	-	-	270	-
Gain on share lending arrangement	-	-	-	-	(24,000)	-
Tax effect	-	-	-	-	-	(15,583)
	$7,139	$4,342	$1,733	$20,418	$(26,941)	$(15,583)

	April 4, 2010
	Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes
	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$689	$2,124	$-	$1,946	$-	$-
Stock-based compensation expense	1,191	1,491	1,683	6,443	-	-
Non-cash interest expense	401	502	-	-	5,487	-
Mark-to-market derivatives	-	-	-	-	2,218	-
Tax effect	-	-	-	-	-	(31,589)
	$2,281	$4,117	$1,683	$8,389	$7,705	$(31,589)